Calculation of Filing Fee Tables
S-8
KAISER ALUMINUM CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	669,086	$ 182.92	$ 122,389,211.12	0.0001381	$ 16,901.95
Total Offering Amounts:						$ 122,389,211.12		$ 16,901.95
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 16,901.95
Offering Note
[1]	Represents shares of common stock, par value $0.01 per share ("Common Stock"), of Kaiser Aluminum Corporation, a Delaware corporation (the "Company"), issuable pursuant to the Kaiser Aluminum Corporation 2021 Equity and Incentive Compensation Plan (as amended and restated on June 4, 2026, the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this registration statement also includes additional shares of Common Stock of the Company for offer or sale under the Plan that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Common Stock. Proposed maximum offering price per unit and maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high ($185.42) and low ($180.42) sale prices of the shares of Common Stock as reported on The Nasdaq Stock Market LLC on May 29, 2026, which date is within five business days prior to the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources